Exhibit 99.1

NEWS

FOR RELEASE: 5:00 AM CT, Monday, September 12, 2005

CHARTER COMMUNICATIONS ANNOUNCES
INTERIM RESULTS OF PRIVATE DEBT EXCHANGE OFFERS

ST. LOUIS, MO - Charter Communications, Inc. (Nasdaq: CHTR) announced the results to date of the offers by its subsidiaries, CCH I, LLC (“CCH I”) and CCH I Holdings, LLC (“CIH”), to exchange any and all of the approximately $8.43 billion aggregate principal amount of outstanding debt securities (the “Old Notes”) of Charter Communications Holdings, LLC in a private placement for new debt securities.

As of 5:00 p.m., Eastern Time (“ET”), on Friday, September 9, 2005 (the “early participation date”), approximately $6.83 billion in total principal amount of Old Notes (approximately 81%) had been validly tendered, consisting of approximately $3.39 billion aggregate principal amount of Old Notes that mature in 2009 and 2010 (the “Old 2009-2010 Notes”) and approximately $3.44 billion aggregate principal amount of Old Notes that mature in 2011 and 2012 (the “Old 2011-2012 Notes”).

Based upon the tenders to date and subject to consummation of the offers, approximately $3.53 billion principal amount of new 11.00% Senior Secured Notes due 2015 of CCH I (the “CCH I Notes”) and approximately $2.50 billion in aggregate principal amount of various series of Senior Accreting Notes due 2014 and 2015 of CIH (the “CIH Notes”) would be issued and approximately $777 million aggregate principal amount of Old 2009-2010 Notes and approximately $914 million aggregate principal amount of Old 2011-2012 Notes would remain outstanding.

The table below shows the principal amount of each series of Old 2009-2010 Notes tendered by the early participation date, the principal amount of new CCH I Notes that would be issued in the offer by series and the principal amount of Old 2009-2010 Notes that would remain outstanding by series subsequent to settlement, based upon the tenders to date and subject to consummation of the offers.

CUSIP	Principal Amount Outstanding	Title of the Old 2009-2010 Notes	Principal Amount Tendered	Principal Amount of New CCH I Notes to be Issued	Principal Amount of Old Notes to Remain Outstanding
16117PAE0	$1,244,067,000	8.625% Senior Notes due 2009	$951,151,000	$789,455,000	$292,916,000
16117PAK6	640,437,000	10.00% Senior Notes due 2009	486,209,000	417,532,000	154,228,000
16117PAT7	874,000,000	10.75% Senior Notes due 2009	743,152,000	640,040,000	130,848,000
16117PAZ3	639,567,000	9.625% Senior Notes due 2009	531,927,000	440,834,000	107,640,000
16117PAL4	318,195,000	10.25% Senior Notes due 2010	269,360,000	223,232,000	48,835,000
16117PAM2	449,500,000	11.75% Senior Discount Notes due 2010	406,821,000	351,392,000	42,679,000
Total	$4,165,766,000		$3,388,620,000	$2,862,485,000	$777,146,000

The table below shows the principal amount of each series of Old 2011-2012 Notes tendered by the early participation date, the principal amount of new CCH I Notes that would be issued in the offer by series, the principal amount of new CIH Notes that would be issued in the offer by series and the principal amount of Old 2011-2012 Notes that would remain outstanding by series subsequent to settlement, based upon the tenders to date and subject to consummation of the offers.

CUSIP	Principal Amount Outstanding	Title of the Old 2011-2012 Notes	Principal Amount Tendered	Principal Amount of New CCH I Notes to be Issued	Principal Amount of New CIH Notes to be Issued	Principal Amount of Old Notes to Remain Outstanding
16117PAV2	$500,000,000	11.125% Senior Notes due 2011	$311,907,000	$106,511,000	$149,775,000	$216,877,000
16117PAF7	1,108,180,000	9.920% Senior Discount Notes due 2011	939,659,000	346,565,000	467,282,000	197,295,000
16117PBB5	709,630,000	10.00% Senior Notes due 2011	563,671,000	209,439,000	288,232,000	153,315,000
16117PBD1	939,306,000	11.75% Senior Discount Notes due 2011	819,149,000	-	803,002,000	136,304,000
16117PAW0	675,000,000	13.50% Senior Discount Notes due 2011	588,921,000	-	580,671,000	94,329,000
16117PBH2	329,720,000	12.125% Senior Discount Notes due 2012	218,228,000	-	214,108,000	115,612,000
Total	$4,261,836,000		$3,441,535,000	$662,515,000	$2,503,070,000	$913,732,000

Based upon the tenders to date and subject to consummation of the offers, the Old 2011-2012 Notes tendered for CCH I Notes would be pro rated (in accordance with the terms of the offers) as follows:

•	Approximately 51% of the 11.125% Senior Notes due 2011, 9.92% Senior Discount Notes due 2011 and 10.00% Senior Notes due 2011 tendered for CCH I Notes would be exchanged for CCH I Notes;
•	None of the 11.75% Senior Discount Notes due 2011, 13.50% Senior Discount Notes due 2011 and 12.125% Senior Discount Notes due 2012 tendered for CCH I Notes would be exchanged for CCH I Notes; and,
•	Approximately $93 million principal amount of Old 2011-2012 Notes tendered for the CCH I Note option (with an election to have the Old Notes returned in the event of proration) would be returned.

Final proration of tenders of the Old 2011-2012 Notes for CCH I Notes would be determined based on the total amount of Old Notes tendered prior to the expiration of the offers and, accordingly, the foregoing interim results are subject to change.

These offers are scheduled to expire at 12:00 midnight ET, on September 26, 2005 (the “expiration date”). Old Notes tendered after 5:00 p.m. ET, on September 9, 2005 will not receive the early participation payment. Old Notes tendered pursuant to the offers may no longer be withdrawn. The settlement date of the offers is expected to be on or about September 28, 2005.

The offers are being made only to qualified institutional buyers and institutional accredited investors inside the United States and to certain non-U.S. investors located outside the United States.

The complete terms and conditions of the exchange offers are set forth in the informational documents relating to the offers. The consummation of the exchange offers is subject to significant conditions that are described in the informational documents.

Documents relating to the offers will only be distributed to holders who complete and return a letter of eligibility confirming that they are within the category of eligible investors for this private offer. Holders who desire a copy of the eligibility letter may contact Global Bondholder Service Corporation, the information agent for the offers, at (866) 470-3800 (U.S. Toll-free) or (212) 430-3774 (Collect).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

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About Charter Communications

Charter Communications, Inc., a broadband communications company, provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform via Charter Digital™, Charter High-Speed™ Internet service and Charter Telephone™. Charter Business™ provides scalable, tailored and cost-effective broadband communications solutions to organizations of all sizes through business-to-business Internet, data networking, video and music services. Advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com .

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Contact:

Press:       Analysts:
David Andersen                                                  Mary Jo Moehle
(314) 543-2213     (314) 543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as “believe,”“expect,”“anticipate,”“should,”“planned,”“will,”“may,”“intend,”“estimated” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to:

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the availability of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources;

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our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services and to maintain a stable customer base, particularly in the face of increasingly aggressive competition from other service providers;

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our ability to comply with all covenants in our indentures and credit facilities, any violation of which would result in a violation of the applicable facility or indenture and could trigger a default of other obligations under cross-default provisions;

•	our ability to repay or refinance debt as it becomes due;
•	our ability to obtain programming at reasonable prices or to pass cost increases on to our customers;
•	general business conditions, economic uncertainty or slowdown; and
•	the effects of governmental regulation, including but not limited to local franchise taxing authorities, on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.